                                                                    EXHIBIT 10.4



              OPTION TO PURCHASE ALL ASSETS OF GOLD RANCH RV RESORT
                       BUSINESS AND RIGHT OF FIRST REFUSAL

                                     BETWEEN

                          GOLD RANCH R.V. RESORT, LLC,
                       A Nevada Limited Liability Company


                                       AND

                               LAST CHANCE, INC.,
                              A Nevada Corporation

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              OPTION TO PURCHASE ALL ASSETS OF GOLD RANCH RV RESORT
                      BUSINESS AND RIGHT OF FIRST REFUSAL


        This Option to Purchase All Assets of Gold Ranch RV Resort Business and Right of First Refusal ("Agreement") is made this 27th day of December, 2001, by and between Gold Ranch R.V. Resort, LLC, a Nevada limited liability company (Owner) and Last Chance, Inc., a Nevada corporation (Last Chance)

                                    RECITALS

        A. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Section 1.

        B. Owner leases the RV Park Property from Prospector Gaming Enterprises, Inc. (PGE), under and pursuant to the RV Park Lease and operates the Gold Ranch RV Resort on the RV Park Property;

        C. Owner and Last Chance are parties to the RV Resort Management Agreement pursuant to which Last Chance will, at the Closing, assume responsibility for the management and operation of the Gold Ranch RV Resort; and

        D. This Agreement is one of the Integrated Agreements by and between Last Chance and Prospector Gaming Enterprises, Inc., and its Affiliates, for the acquisition by Last Chance of all of the Integral Properties and Assets of the Gold Ranch Casino and RV Resort and, in accordance therewith, Owner desires to grant to Last Chance an option to purchase the business, FF&E, goodwill and other intangibles associated with the business of the Gold Ranch RV Resort, and a right of first refusal with respect thereto, and Last Chance desires to acquire such option to purchase and right of first refusal.

        NOW WHEREFORE, in consideration of the foregoing Recitals, the mutual considerations, covenants and agreements provided below, the execution and delivery of the Integrated Agreements and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner and Last Chance agree as follows:

1.      DEFINITIONS.

        1.1 "Affiliate" means as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children, grandchildren, brothers and sisters, of such individual and any trust the principal beneficiary of which is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of the management or policies, whether through the ownership of securities, limited liability Owner or partnership or other ownership interests, by contract or otherwise.

        1.2 "Assets" means the business, goodwill, FF&E and all other tangible and intangible assets of the Gold Ranch RV Resort, as set forth in Exhibit 1 together with all additions thereto and substitutions or replacements therefor owned by Owner at the time of exercise by Last Chance of the option to purchase under Section 2 or right of first refusal under Section 3.

        1.3 "Asset Purchase Agreement" means the Asset Purchase Agreement by and between Prospector Gaming Enterprises, Inc., a Nevada Corporation and Last Chance, Inc., a Nevada Corporation, executed contemporaneously herewith and as to which this Agreement is an integral part.

        1.4 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        1.5 "Closing" means the completion of the transaction contemplated by the Integrated Agreements on the Closing Date.

        1.6 "Closing Date" means the last day of the month in which all conditions precedent to the Closing have occurred as provided in the Asset Purchase Agreement.

        1.7 "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other Premises, personal injuries, fines or penalties arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        1.8 "Environmental Law" means any law, regulation or order relating to the regulation or protection of human health, safety or the environment or to



                                       2
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emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        1.9 "FF&E" means all furniture, fixtures and equipment located in, on or about the Gold Ranch RV Resort and used in conjunction with the operation of the Gold Ranch RV Resort as set forth in Exhibit 1.

        1.10 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official having or exercising or purporting to have or exercise jurisdiction over the Assets or the parties with respect to the Assets.

        1.11 "Hazardous Materials" includes (A) any "hazardous substance," as defined by CERCLA or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (B) any "waste" or "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (C) any pollutant, contaminant, material, substance or waste regulated by the Clean Water Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (D) any pollutant, contaminant, material, substance or waste regulated by the Clean Air Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (E) any petroleum product;
(F) any polychlorinated biphenyls; or (G) any radioactive material or substances.

        1.12 "Integrated Agreements" means this Agreement and each of the agreements and documents described as a component of that term in Section 1 of the Asset Purchase Agreement, which constitute integral parts of the single transaction by which Last Chance, Inc., will acquire the businesses and assets (real, personal, tangible and intangible) operated by Prospector Gaming Enterprises, Inc. and its Affiliates as the Gold Ranch Casino & RV Resort.

        1.13 "Integral Properties and Assets" means all of the assets, real and personal, tangible and intangible which constitute integral parts of the businesses operated by Prospector Gaming Enterprises, Inc., and its Affiliates, including Owner, as the Gold Ranch Casino & RV Resort as more particularly described in Section 1 of the Asset Purchase Agreement.

        1.14 "Gold Ranch RV Resort" means the recreational vehicle park operated by Owner, on the RV Park Property, together with all improvements and furniture, fixtures and equipment used in conjunction therewith.



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

        1.15 "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

        1.16 "Release" means release, spill, emission, leaking, pumping, injection, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real or personal property or any fixture, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

        1.17 "RV Park Lease" means the lease of the RV Park Property by and between Owner and Prospector Gaming Enterprises, Inc., dated January 1, 2000.

        1.18 "RV Park Management Agreement" means the agreement executed by and between Owner and Last Chance as part of the Integrated Agreements for the management of the Gold Ranch RV Resort by Last Chance.

        1.19 "RV Park Property" means the real property described in Exhibit 2 (APN 038-241-07 and APN023-100-13) upon which the Gold Ranch RV Resort is located.

2. OPTION TO PURCHASE ASSETS. Owner hereby grants to Last Chance the exclusive option, right and privilege to purchase the Assets for the total sum of One Dollar ($1.00) at any time after the 18th anniversary of the Closing and prior to the expiration of the Term of this Agreement as provided in Section 4. The option must be exercised, if at all, as to all of the Option Assets and simultaneously as to all option agreements contained in the Integrated Agreements. Last Chance shall exercise the option by written notice thereof to Owner (Notice of Exercise) within said period. Upon receipt of the Notice of Exercise by Owner, the parties shall open an escrow with the title company selected by Owner under Section 2.3.

        2.1 Payment of Purchase Price. The purchase price shall be paid in cash.

        2.2 Title. Owner shall convey good and marketable title to the Assets to Last Chance free and clear of all liens, claims, encumbrances, security interests or other third party rights and defects in title, and Environmental Claims, except for those caused, permitted or suffered by Last Chance or approved by Last Chance as provided in Section 2.3. The Assets shall be transferred by bill of sale and Owner shall warrant that title is conveyed free and clear of all liens, claims and encumbrances of any kind whatever, all other defects in title and any Environmental Claims, with any exceptions for those caused, permitted or suffered by Last Chance being set forth in detail reasonably sufficient for identification.

        2.3 Approval of Conditions of Title.

               (A) Within fifteen (15) days following the receipt by Owner of the Notice of Exercise, Owner shall deliver, at Owner's sole cost and expense:
(i) a CLTA preliminary title for the RV Park Property issued by one or more reputable title companies, (ii) the results of a search conducted of the public records of the State of Nevada and Washoe County, Nevada, and the State of California and Sierra County, California, for personal property security interests and liens by the public officials responsible for such records, together with full and complete copies of all documents referenced in the title report(s) and the results of such searches, and (iii) copies of all liens, claims, encumbrances and financing statements affecting the Assets and not otherwise produced by Owner pursuant to Section 2.3(A)(i) or (ii). Any obligation of Last Chance to purchase the Assets upon its election to exercise the option is contingent on approval by Last Chance of the condition of title thereto. Last Chance shall have thirty (30) business days following its receipt of all of the materials required by Section 2.3(A)(i), (ii) and (iii) within which to give written notice to Owner of Last Chance's objections to the condition of title to the Assets (Title Defects).

               (B) Last Chance's notice of objection shall either state that:
(i) Last Chance elects to revoke its exercise of the option and to cancel the escrow established following the Notice of Exercise, or that (ii) Owner shall have thirty (30) days, or such longer period as Last Chance may permit, to remove the Title Defects at Owner's expense. If Owner does not remove all of the Title Defects, Last Chance shall notify Owner that: (iii) Last Chance elects to revoke its exercise of the option and to cancel the escrow established following the Notice of Exercise, of (iv) the Title Defects or one or more of them are waived and shall constitute Permitted Exceptions, or (v) that Last Chance will cure any remaining Title Defects and deduct the cost thereof from the Purchase Price, or (vi) that Last Chance will seek specific performance of Owner's agreement to convey title to the Assets in the condition provided in Section 2.2.

               (C) All matters shown in the materials produced pursuant to
Section 2.3(A)(i), (ii) and (iii) , which are not objected to by Last Chance, shall be deemed to be Permitted Exceptions.

3. RIGHT OF FIRST REFUSAL. In the event that Owner receives an arms-length, good faith, bona fide offer from a third party to purchase the Assets during the Term of this Agreement, or any extension thereof, Last Chance shall have the right of first refusal to meet any such offer on terms and conditions identical thereto and in accordance with the provisions of this Section 3. Owner agrees that it will not sell, transfer or dispose of any of the Assets separately and acknowledge that the right of sale, transfer or disposition hereby reserved is limited to a sale, transfer or disposition of all of the Assets, in toto, in a single transaction. In the event that Last Chance exercises its right of first refusal but a



                                       5
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purchase is not consummated, for any reason, this Section 3 and the rights and obligations of the parties thereunder, shall survive.

        3.1 Notice. Within ten (10) days following its receipt of an offer to purchase the Assets, Owner shall deliver a written notice (Notice) to Last Chance stating: (A) Owner 's bona fide intention to sell the Assets, (B) the name and address of the proposed purchaser, (C) the date of the proposed sale,
(D) copies of any drafted documents evidencing the proposed transaction, including letters of intent, and (E) the purchase price and terms for or upon which Owner proposes to sell the Assets.

        3.2 Exercise. Within thirty (30) days following receipt of the Notice Last Chance shall have the right, but not the obligation, to elect to purchase the Assets for the price and/or upon the terms set forth in the Notice subject, however, to Section 3.3 in the event that the third party offer includes non-cash consideration. Within thirty (30) days after the receipt of the Notice, Last Chance shall notify Owner in writing of its election to exercise the right of first refusal granted by this Section 3 (Notice of Election). The failure of Last Chance to give a timely Notice of Election shall constitute an election by Last Chance not to exercise. In the event that Last Chance elects to exercise its right of first refusal, Owner and Last Chance shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase and sale.

        3.3 Non-Cash Consideration. If the Notice provides for the payment of non-cash consideration, Last Chance may elect to provide the non-cash consideration or to pay cash in lieu of the non-cash consideration in an amount equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by an independent appraiser of Last Chance's choice. Notwithstanding the date specified in the Notice for the closing of the proposed sale, in the event that Last Chance elects to provide the non-cash consideration, it shall have until close of business on the later of (A) forty-five (45) days from the date of receipt of the Notice of Election by Owner, or (B) the date specified in the Notice for the closing of the sale, within which to provide such non-cash consideration.

        3.4 Non-exercise. If Last Chance elects or is deemed to have elected not to exercise its right of first refusal or, having exercised that right, a purchase of the Assets is not consummated due to the fault of Last Chance, Owner may (A) seek specific performance of the election by Last Chance to exercise its right of first refusal, or (B) sell the Assets to the proposed purchaser, providing that such sale is: (i) completed within the period provided in the Notice or if none is provided, within one (1) year after the expiration of Last Chance's right of first refusal, (ii) made on terms identical to those specified in the Notice, (iii) the transferee takes, and acknowledges in writing that it takes title to the Assets subject to Last Chance's rights under this Agreement, specifically including,



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

without limitation, the rights of Last Chance under Sections 2 and 3 of this Agreement, and the Integrated Agreements, and (iv) all bills of sale and other documents by which the Assets are conveyed recite that title thereto is taken subject to the rights of Last Chance under Sections 2 and 3 of this Agreement, and the other Integrated Agreements (with specific reference to all pertinent recording information) and that the grantee, transferee or assignee of the Assets, as the case may be, is bound thereby. If a sale of the Assets as herein provided is not consummated, Owner must give notice anew in accordance with
Section 3.1 prior to any other sale of the Assets. Any sale or transfer in violation of Section 3 shall be voidable by Last Chance, in its absolute discretion. In the event that Last Chance elects to void a sale or transfer under this Section 3.4 Owner shall, at its sole cost and expense, indemnify, protect and defend Last Chance (including costs and attorneys' fees incurred by Last Chance) from and against the claims of any such transferee and shall, upon demand by Last Chance, take such actions as may be necessary to recover the Assets or any portion thereof as may have been transferred in violation of this
Section 3, as may be necessary to free the Assets of any claim or encumbrance other than the rights of Last Chance under this Agreement, including the commencement of an action to recover the Assets free and clear of third party claims.

4. TERM. The Term of this Agreement shall commence on the Closing and shall continue so long as any of the Integrated Agreements remain in force and effect.

5.      REPRESENTATIONS AND WARRANTIES.

        5.1 Representations and warranties of Owner. Except as set forth in
Exhibit 3, Owner represents and warrants to Last Chance that each of the following representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct on the Closing and the close of escrow in the event of a purchase of the Assets by Last Chance pursuant to Sections 2 or 3 of this Agreement. The truth and accuracy of the representations and warranties herein shall constitute a condition to the Closing and shall survive the Closing.

               (A) Organization. The Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which the Owner does business or owns property, and has all requisite power and authority to own the Assets and to grant the option to purchase and right of first refusal as provided in Sections 2 and 3 of this Agreement.

               (B) Articles, Operating Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with the terms and provisions of the Articles of Organization, as amended or Operating Agreement, of Owner.



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

               (C) Proper Authority and Action, Binding Obligation. Owner has had since its formation, does have currently, and will have at the Closing and the closing of any transaction under Sections 2 and 3, all necessary registrations, licenses, filings, permits, exemptions, certificates, approvals, and other authorizations required of them by any Governmental Authority, to own, use and operate the Assets, at the places and in the manner in which the Assets have been and are being owned, used, and operated. Owner has taken all action necessary under its organizational documents and applicable limited liability company laws, to authorize the execution and delivery of this Agreement and the performance of its obligations thereunder and has duly executed and delivered this Agreement. The Agreement is the valid and binding obligation of Owner, enforceable against Owner in accordance with its terms.

               (D) Ownership and Compliance. Owner hereby represents and warrants that it is the legal owner of the Assets, that this Agreement does not violate any of Owner's contractual obligations with any third party, including recorded documents such as deeds of trusts, or mortgages, or violate or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to Owner or its officers, directors, managers, employees or agents; that there are no consents necessary from any person, association, entity, or Governmental Authority necessary to render the Agreement lawful, or effective in accordance with its terms, and that the Owner is in compliance with all federal, state and local, laws, rules, regulations and ordinances applicable to the Assets.

               (E) Want of Notice. Owner has not received any notice from any Governmental Authority: (i) requiring Owner to make any material repairs or changes to any of the Assets which have not been made, or (ii) giving notice of any material governmental actions pending or threatened relating to any of the Assets. All of the Assets are in material compliance with applicable laws, regulations and ordinances and, to the best of Owner's knowledge, all current building and health codes to the extent applicable. Owner has not received any notice of any material violations of any laws, regulations, ordinances or building or health codes with respect to the Assets.

               (F) Licenses and Permits. Owner represents and warrants that it holds all licenses and permits necessary to its ownership, operation and use of the Assets and is in compliance with all such licenses and permits.

               (G) Condition and Compliance. Owner warrants and represents that all of the Assets: (i) comply with, and are operated in accordance with, all material applicable laws, (ii) that the Assets are in good operating condition and repair, free from latent and patent defects and adequate for the uses to which they are being put, and (iii) that none of the Assets is in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost.



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

               (H) Environmental Matters.

                      (i) Owner represents and warrants that, except as provided in Exhibit 3, the Assets have all times been, and continue to be, used and operated in material compliance with all Environmental Laws;

                      (ii) Except as provided in Exhibit 3, there have been no past, and there are no pending or threatened: (a) Environmental Claims, complaints, notices, requests for information or investigations with respect to any alleged material violation of any Environmental Law by Owner, or (b) complaints, notices or inquiries to or investigations of Owner regarding potential liability under any Environmental Law;

                      (iii) Except as provided in Section 5.1(H)(vi), there have not been, at or on any of the Assets any Releases of Hazardous Materials and there are no citations, notices or orders of noncompliance issued and outstanding to Owner under any Environmental Law;

                      (iv) Owner is the holder of and is in material compliance with all permits, certificates, approvals, licenses and other governmental authorizations relating to environmental matters and necessary for the ownership, operation, lease and use of the Assets, and no order has been issued, no Environmental Claim has been made, no penalty has been assessed and no investigation or review has occurred or is pending or threatened, by any Governmental Authority or any Person with respect to any alleged failure by Owner to have any license or permit required under applicable Environmental Laws in connection with the use of the Assets or to comply with any Environmental Laws or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Material generated or Released by them;

                      (v) Owner warrants that, except as provided in Exhibit 3 and Section 5.1(H)(vi), no condition exists with respect to the Assets that would represent an environmental liability to the Last Chance, and that if such a condition does exist, that Owner shall indemnify, defend, and hold harmless, Last Chance for any losses associated with such liability, including, but not limited to, any and all claims, judgments, damages, penalties, fines, costs, liabilities or other losses, sums paid in settlement of claims, attorney fees, consultant fees and expert fees.

                      (vi) Owner acknowledges that a petroleum Release from an underground storage tank on the Gold Ranch Casino Property was discovered in 1995. That Release resulted in the contamination of the well(s) (Permit No. 48834 and Permit No. 49019; Certificate No. 12799 and Certificate No. 12801) located inside the Casino building. Subsequent examination and characterization led PGE to cease using these wells and to install numerous monitoring wells, ground water recovery wells, soil vapor extraction points, and a treatment system, which continue to operate. It is expected that remediation will be concluded within twelve (12) months following the Closing. Owner shall indemnify Last Chance from and against liability for this Release to the extent provided in Section 4(g)(vi) of the Asset Purchase Agreement.

               (I) Litigation. No litigation, proceeding, investigation or claim of any kind whatsoever is pending or threatened, by, against or relating to the Owner, or the Assets. No claim or liability can, on the basis of the Owner's, or its employees' or agents' actions, or of facts or conditions existing prior to the Closing Date, be asserted against the Owner, or the Assets by any individual, entity, association or governmental authority, except as described in detail in Exhibit 3, all of which shall remain the responsibility of Owner.

               (J) Full and Accurate Disclosure, Reliance. No statement of fact made by Owner in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein not misleading in all material respects. There is no material fact presently known to Owner which has not been disclosed to Last Chance which adversely affects, nor as far as Owner can foresee, would reasonably be expected to have a material adverse effect upon the Assets or Last Chance's willingness to enter into this Agreement. All representations, warranties, covenants and agreements made in this Agreement by Owner shall be deemed to have been relied upon by Last Chance notwithstanding any investigation made by Last Chance or on its behalf.

               (K) No Material Adverse Change. Since June 30, 2001, there has not been any material adverse change in the Assets or the results of operation thereof (financial or otherwise), including customer or employee or supplier relations or relations with any Governmental Authority.

        5.2 Last Chance's Representations and Warranties. Last Chance represents and warrants to Owner that each of the following representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct on the Closing and the close of escrow in the event of a purchase of the Assets by Last Chance as provided for in Sections 2 or 3.

               (A) Organization. Last Chance is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and every other jurisdiction in which the Last Chance does business, owns property or has employees, and has all requisite power and authority to acquire the rights granted or created by this Agreement.

               (B) Articles and By Laws. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, conflict with the terms and provisions of the Articles of Incorporation or the By Laws of the Last Chance.

               (C) Proper Authority and Action, Binding Obligation. The Last Chance has all requisite corporate power and authority to enter into this Agreement and to perform its obligations thereunder. Last Chance has taken all action necessary under its organizational documents and applicable corporate law to authorize the execution and delivery of this Agreement and the performance of its obligations thereunder and has duly executed and delivered this Agreement. The Agreement is the valid and binding obligation of the Last Chance, enforceable against Last Chance in accordance with its terms. Neither this Agreement nor Last Chance's performance of its obligations thereunder, will violate any contractual obligations with any third party or contravene any law, governmental rule, regulation, order, writ, injunction or decree applicable to Last Chance.

6.      MISCELLANEOUS PROVISIONS.

        6.1. Covenants and Conditions. All of the terms and conditions of this Agreement are expressly intended to be construed as covenants as well as conditions.

        6.2 Notice. Whenever under this Agreement a provision is made for any demand, notice or declaration of any kind, or whether it is deemed advisable or necessary by either party to give or serve any such notice, demand or declaration to the other party, the notice shall be in writing and served either personally or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to addresses set forth below:

        To Owner:            Peter Stremmel, Managing Member
                             Gold Ranch R.V. Resort, LLC
                             1400 S. Virginia
                             Reno, Nevada 89502

        With a copy to:      David R. Grundy, Esq.
                             Lemons, Grundy & Eisenberg
                             6005 Plumas Street, Suite 300
                             Reno, Nevada 89509

        To Last Chance at:   Ferenc B. Szony, President
                             Last Chance, Inc.
                             345 Arlington Ave.
                             Reno, Nevada 89501



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

        With a copy to:      David R. Wood, Treasurer
                             The Sands Regent
                             345 Arlington Ave.
                             Reno, Nevada 89501; and

                             Paul A. Bible, Esq.
                             Bible, Hoy & Trachok
                             201 West Liberty Street, Third Floor
                             Reno, Nevada 89501.

        6.3 Parties Bound; Assignment. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto, and their respective successors and assigns; provided, however, that this agreement may not be assigned by Last Chance without prior written consent of Owner, or by Owner without prior written consent of Last Chance, which consent, by any party, shall not be unreasonably withheld or delayed.

        6.4 Effect of Partial Invalidity. Should any section or any part of any section of this Agreement be rendered void, invalid or unenforceable for any reason by any court of law exercising competent jurisdiction, such a determination shall not render void, invalid or unenforceable any other section or any part of any section in this agreement.

        6.5 Choice of Law and Venue . This Agreement shall be interpreted, governed and controlled by the laws of the State of Nevada and venue for any litigation arising out of or related to this Agreement shall be in Washoe County, Nevada.

        6.6 Attorney's Fees. In the event a party must retain an attorney to enforce this Agreement or in the event of litigation which arises as a result of any controversy, dispute, breach or construction of this Agreement, the prevailing party shall be entitled to recover, from the other party, all costs, expenses and reasonable attorney's fees incurred in connection with the enforcement efforts or litigation.

        6.7 Modification. This agreement may not be modified unless such modification is in writing and signed by both parties to this Agreement.

        6.8 Headings. The headings of this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        6.9 Waivers. No waiver by any party hereto of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the respective party of the same or any other provision. Any party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of that party's consent to or approval of any subsequent act by the breaching party.

        6.10 Recording. The parties hereto shall execute a memorandum of option and right of first refusal in recordable form which may be recorded by either of them.

        6.11 Approvals. This Agreement shall be contingent upon Last Chance receiving any and all required government approvals. In the event that Last Chance is unable to secure the required approvals, this Agreement shall terminate with no damages claimed by any party against the other.

        6.12 Additional Documents. The parties hereto agree to execute any additional documents, as may be reasonable and necessary to carry out the provisions of this Agreement.

        6.13 No Construction Against Drafting Party. This Agreement is not being offered on a take-it-or-leave-it basis. Each party has been given an opportunity to negotiate each term, propose new language or edits to existing language, and has been given an opportunity to have the Agreement reviewed by an independent attorney. This Agreement is a joint product of all parties and not one party. Therefore, the rule of construction that an ambiguous contract should be construed against the drafting party shall not apply to this Agreement.

        6.14 Expenses. Each party shall pay its own attorneys' fees incurred to document or negotiate this Agreement.



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

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


        OWNER                                LAST CHANCE

Gold Ranch R.V. Resort, LLC                  Last Chance, Inc.
a Nevada limited liability company            a Nevada corporation.


By:     /s/ Peter Stremmel                   By:    /s/ Ferenc Szony
Its:    Partner                              Its:   Pres/CEO

State of Nevada       )
                      ) ss.
County of Washoe      )

        This instrument was acknowledged before me on the 27th day of December, 2001, by Peter Stremmel, the Partner of Gold Ranch R.V. Resort, L.L.C.

                                                   /s/ Yvonne Cody
                                                   Notary Public




State of Nevada       )
                      ) ss.
County of Washoe      )

        This instrument was acknowledged before me on the 27th day of December, 2001, by Ferenc Szony, the President/CEO of Last Chance, Inc.


                                                   /s/ Yvonne Cody
                                                   Notary Public



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